                                                  EXHIBIT 10.5(b)
                                                  ---------------

                                 LOAN AGREEMENT
                                 --------------

         THIS AGREEMENT made as of the 1st day of October, 1990 by and between Ekco Group, Inc. (the "Company") and Neil R. Gordon ("Trustee") as Trustee of the Ekco Group, Inc. Employee Stock Ownership Plan (the "Plan").

         WHEREAS, the Board of Directors of the Company (the "Board") has authorized the Trustee to acquire up to one million (1,000,000) shares of the Company's common stock ("Shares") for the Plan, and has further authorized the Company to lend funds to the Trustee to make purchases of Shares on the open market or from the Company, as he deems appropriate,

         WHEREAS, the Company and the Trustee wish to set forth their respective rights and duties with respect to this extension of credit;

         NOW THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of which are mutually acknowledged by the parties hereto, the Company and the Trustee hereby agree as follows:

         1. AUTHORIZED LOAN AMOUNT. The Company agrees to loan an amount not to exceed three million, five hundred thousand ($3,500,000) dollars (the "Obligations") to the Trustee. The Trustee agrees to execute a promissory note in the form attached hereto with respect to all funds advanced in 1990 and to execute a similar note with respect to funds advanced in each future calendar year in the event all of the one million (1,000,000) Shares are not purchased in 1990.

         2. PAYMENT: ADVANCES FOR EACH CALENDAR YEAR TO BE SEPARATE LOANS. The amounts advanced in each calendar year will be aggregated, so that all amounts loaned to the Trustee in calendar year 1990 will be considered one loan, and amounts advanced in any following calendar year(s) will be treated as one or more separate loan(s).

The Trustee agrees to repay the Obligations incurred in each calendar year as follows: interest, at the rate of ten (10%) per cent per annum, will be paid on the Obligations incurred in that calendar year from the date of the advance(s) to the last day of said calendar year. Commencing on or about March 31 of the following calendar year, and on the last day of each of the following calendar quarter, the Trustee will repay said Obligations in eighty (80) substantially equal quarterly installments of principal and interest, so that the full amount of said Obligations will be repaid within twenty (20) years following the end of the calendar year in which they were advanced. The Trustee will have the right to prepay the Obligation, in full or in part, at any time and from time to time, without penalty.

         3. PLEDGE. As security for the Obligations, the Trustee does hereby pledge and grant to the Company a security interest in the Shares which it purchases (the "Financed Shares") with the Obligations. All Financed Shares purchased in a calendar year will be pledged as security only for the Obligations incurred to purchase them, and said Financed Shares will not serve as security for any other loan to the Trustee. Financed Shares serving as security for the loans will be separately accounted for by the Trustee in one or more escrow "pools", so that, for example, all Financed Shares acquired in 1990 will be in a 1990 escrow pool to serve as security for the 1990 Obligations, all Financed Shares acquired in 1991 will be in a 1991 escrow pool to serve as security for the 1991 Obligations, etc. The Company agrees to a release of the Financed Shares from the escrow pools, as provided in

Section 10. The Trustee agrees to transfer to the Company, upon its request, separate stock powers or other instruments of assignment, endorsed in blank, to be held by the Company in accordance with the terms hereof.

         4. TITLE TO THE FINANCED SHARES.  The Trustee represents and warrants:

         (i) that upon the purchase of the Financed Shares or upon the issuance of the Financed Shares by the Company he will be the legal and beneficial owner of the Financed Shares free and clear of all liens, encumbrances, security interests and other charges except as created hereby; and

         (ii) that he has all necessary right, power and authority to enter into this Agreement and to grant the security interest and make the assignment provided herein; and that he will defend the Company's right, title, special property and security interest in and to the Financed Shares against the claims or demands of any person, firm, corporation or other legal entity or any governmental agency or authority.

         5. RIGHTS AND DUTIES WITH RESPECT TO FINANCED SHARES. Beyond the exercise of reasonable care to assure the safe custody of securities constituting Financed Shares while in the Company's possession, the Company shall not be under any duty to collect or protect the Financed Shares or income thereon or to preserve rights pertaining thereto and shall be relieved of all responsibility for the Financed Shares upon surrendering them to the Trustee.

         6. REGISTRATION, INCOME AND VOTING RIGHTS. The right is expressly granted to the Company, at any time after an Event of Default (as hereinafter defined) has occurred hereunder, at its option, to transfer any securities constituting the number of Financed Shares which is necessary to meet the payment schedule of this Agreement in accordance with Section 7 hereof (the "Default Shares") into its own name or the name of any nominee acting on the Company's behalf. Until there is an Event of Default, as herein defined, the Trustee shall be entitled to receive and retain any dividends or interest paid in cash with respect to securities constituting Financed Shares and shall retain all voting rights incident to ownership. After the occurrence of an Event of Default, (a) the Company shall have the sole right to receive any dividends, interest or distribution with respect to securities constituting Default Shares which stand in its name or the name of the Company's nominee, and (b) the Company shall be expressly empowered to exercise all powers of voting and consent with respect to any securities constituting Default Shares which have been transferred into its name or the name of the Company's nominee and the Company is authorized to provide a copy of this Agreement to the transfer agent for the common stock of any issuer of securities constituting Financed Shares as conclusive evidence of the registration, voting and other rights herein granted.

         7. EVENTS OF DEFAULT; REMEDIES. If there is an event of default (each an "Event of Default") whereby there is a default in the payment of any of the Obligations under the terms of this Agreement, then thereupon or at any time thereafter (unless all existing Events of Defaults have been cured to this Company's satisfaction), the Company may declare this Agreement to be in default and shall thereafter have as its sole remedy with respect to any default, the right to dispose of an amount of Financed Shares in the Plan escrow account that is necessary to provide to the Company sufficient funds to bring the Trustee current with his Obligations hereunder and under the Promissory Note. The Trustee will not be considered to have committed any default, notwithstanding any other provision of this agreement, if his non-payment is due to the failure of the Company to have contributed sufficient amounts to the Plan to enable him to meet his obligations hereunder or under the terms of any other ESOP financing arrangement.

         8. FURTHER ASSURANCES. The Trustee will at any time and from time to time upon the written request of the Company, join in the execution and filing of appropriate Uniform Commercial Code financing statements and will also do, make, execute and deliver all such additional and further acts, things, deeds, instruments, documents and assurances (including without limitation, Federal Reserve Form U-1) as the Company may reasonably request in order to perfect and protect more completely the Company's rights hereunder and its security interest in the Financed Shares and to carry out the terms of this Agreement. The Company, in its own name or in the name of the Trustee, may likewise take such steps in case the Trustee shall fail to do so. All costs and expenses incurred by the Company or the Trustee in connection with anything contemplated hereunder, including without limitation, legal fees and other costs and expenses relating to any judicial proceedings, shall be borne by the Trustee, and to the extent they are paid or incurred by the Company, shall be reimbursed, with interest, by the Trustee upon demand.

         9. WAIVER OF DEMANDS, NOTICES, DILIGENCE, ETC. The Trustee hereby assents to all the terms and conditions of the Obligations and waives (a) demand for the payment of the principal of any Obligation or of any claim for interest or any part of any thereof; (b) notice of the occurrence of an Event of Default under any Obligation; (c) protest of the nonpayment of the principal of any Obligation or of any claim for interest or any part of any thereof; (d) notice of presentment, demand or protest; (e) notice of any indulgences or extensions granted to the Trustee or to any other person or entity which shall have succeeded to or assumed the obligation of the Trustee; (f) any requirement of diligence or promptness on the part of the Company in the enforcement of any of its rights under the provisions of any Obligation or of this Pledge Agreement;
(g) any enforcement of any Obligation; (h) any right which the Trustee might have to require the Company to proceed against any guarantor of the Obligations or to realize on any collateral security thereof; and (i) any and all notices of every kind and description which may be required to be given by any statute or rule of law in any jurisdiction except as provided herein.

         10. RELEASE OF SHARES FROM ESCROW POOLS. The Trustee agrees to hold the Financed Shares purchased in each calendar year in a separate escrow pool (as described in Section 3). Shares in each escrow pool will be released for allocation to participant accounts as follows:

                  A--      Escrow pool established in 1990

                           i) For the year ending December 31, 1990, twelve thousand, five hundred (12,500) shares; and

                           ii) For each following year, a number of Shares from the 1990 escrow pool equal to five (5%) percent of the number of Shares originally purchased for the 1990 escrow pool.

                  B-- Escrow pools established in 1991 (and later years, if any)

                           For each year, a number of Shares equal to five (5%) percent of the number of Shares originally purchased in the escrow pool.

                  C-- Commencing on December 31, 1991, at least fifty thousand (50,000) shares shall be released each year from all pools under this agreement. To the extent that the amounts under A and B for any such year total less than fifty thousand

                           (50,000) additional shares shall be released from the oldest pool under this agreement.

         In all events, the number of shares released from each escrow pool must be at least equal to the number of Shares in the escrow pool immediately prior to the release multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the loan for the year and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future years, in accordance with Internal Revenue Code Regulation Sec. 54.4975-7(b)(8)(i), and as provided in Section 2(c) of Article 6 of the Plan.

         The release of Shares from the pools will not be prevented or suspended if the reason for the Trustee's non-payment of obligations owed to the Company is due to the failure of the Company to have contributed sufficient amounts to the Plan to enable the Trustee to meet his obligations hereunder or under the terms of any other ESOP financing arrangement.

         11. ALTERNATIVE. If the Trustee is unable to repay his obligations under this Agreement, the Trustee may pursue any of the following alternatives which he deems prudent at the time and which shall discharge his obligations under this Agreement in full:

                  A) He may return the remaining Financed Shares in the escrow account to the Company, properly endorsed to the Company which will discharge the Obligations in full;

                  B) He may continue to make payments to or for the benefit of the Company by tendering to the Company the number of shares necessary to keep the Obligations current;

                  C) He may obtain a loan from another lender to pay off remaining obligations to the Company and the Company agrees to release the Financed Shares from the restrictions of this Agreement for that purpose; or

                  D) If non-payment is due to the Company having failed to contribute sufficient amounts for him to meet his ESOP financing arrangements, he may continue to release Shares from the escrow pools without taking further action; or

                  E) He may utilize any combination of the above alternatives.

         12.      MISCELLANEOUS.

                  (a) No course of dealing between the Trustee and the Company, and no failure to exercise nor any delay in exercising on the part of the Company, any right, power or privilege hereunder or under any other instrument or agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further privilege.

                  (b) This Agreement is subject to amendment or modification only by a writing signed by the Trustee and the Company. The Financed Shares shall secure all Obligations.

                  (c) In case any provision of this Agreement shall be determined to be invalid or unenforceable under applicable law, applied in such manner as will permit enforcement; otherwise this Agreement shall be construed as though such provision had never been made a part hereof.

                  (d) This Agreement is intended to take effect as a sealed instrument governed by the laws of the State of Delaware and shall inure to the benefit of the Company and its successors and assigns of the Trustee. If a non-individual serves as trustee of the Plan, then this Agreement shall be effective notwithstanding the fact that such trustee ceases to exist by reason of its liquidation, merger, consolidation or otherwise.

         13. TERMINATION. This Agreement shall terminate upon the payment and satisfaction in full of all Obligations.

         14. ERISA COMPLIANCE. The loan of funds to the Trustee that he may purchase Shares is meant to comply fully with the terms of ERISA and its requirements for "leveraged ESOP's." Any provision herein which does not comply with ERISA is null and void and of no effect.

         IN WITNESS WHEREOF, the Trustee and the Company have caused this Agreement to be duly executed as of the day and year first above written.


                                                    EKCO GROUP, INC.



                                                    By /S/ ROBERT STEIN
                                                      --------------------------
                                                      President

                                                     /S/ NEIL R. GORDON
                                                    ----------------------------
                                                    Neil R. Gordon, as
                                                    Trustee and not individually

                                    Exhibit A
                                    ---------
                                 PROMISSORY NOTE
                                 ---------------

$_______________________                                   December 31, 19____
                                                           Nashua, New Hampshire

The Trustee of the Ekco Group, Inc. Employees' Stock Ownership Plan ("Trustee") hereby acknowledges that it has received a series of cash advances from Ekco Group, Inc. ("Employer") during the calendar year ending on the above referenced date, and that the advances total the principal amount of $________ (the
"Loan Amount").

The Trustee agrees to repay the Loan Amount, with 10% interest, in 80 equal quarterly installments of $ ________ each, with the first installment due on March 31, 19__ and the last installment due on December 31, 20__.

For the calendar year in which the Loan Amount was advanced, interest at the 10% rate will be calculated for each advance through the end of the calendar year, but no principal payments will be required. This payment of interest will be due at the same time as the first quarterly installment.

A grace period of 30 days is permitted for any payment owed by the Trustee hereunder.

This Note is issued under the Loan Agreement between the Employer and the Trustee dated as of October 1, 1990 and it is subject to and entitled to the benefit of all of the terms and conditions thereof. It may be prepaid in whole or in part without premium as therein provided, and upon the occurrence of any default specified therein, the principal may become forthwith due and payable in the manner, upon conditions and with the effect provided thereby; provided, however, that in no event shall the Employer have any additional remedies other than the right to dispose of an amount of Financed Shares (as such term is defined in the Loan Agreement) that is necessary to provide to the Company sufficient funds to bring the Trustee current with his obligations under the Loan Agreement and hereunder.

The Trustee hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence to any substitution, exchange or release of collateral and the addition or release of any other party or person primarily or secondarily liable.


                                              --------------------------------
                                                 Neil R. Gordon, as Trustee
                                                    and not individually